Exhibit 16.1

RSM US LLP

February 6, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read USA Technologies, Inc.’s statements included in Items 4.01 and 4.02(b) of its Form 8-K, which we understand will be filed on February 6, 2019. We agree with such statements concerning our Firm.

/s/ RSM US LLP

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